UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2018

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On July 24, 2018, Endurance Exploration Group, Inc. (“Endurance” or the “Company”), operating through its previously announced joint venture, Swordfish Partners (the “Joint Venture”), initiated an admiralty action against what the Company believes is the S.S. North Carolina (the “Vessel”), her hull, cargo, tackle, boilers, machinery and appurtenances, seeking to become the substitute custodian, replacing its joint venture partner, Deep Blue Exploration, LLC, doing business as Marex (“Marex”), a Tennessee limited liability company, in its role as custodian.  The Vessel is located approximately 18 nautical miles east of Myrtle Beach, South Carolina.

The S.S. North Carolina sank in the early morning of July 26, 1840, following a collision with the S.S. Governor Dudley.  The S.S. North Carolina sank without loss of life as all passengers were transferred to the S.S. Governor Dudley.  However, all of the passengers’ possessions and the cargo onboard were lost in its sinking.  The S.S. North Carolina and the S.S. Governor Dudley were owned by the Wilmington and Raleigh Railroad Company and were used to transport passengers between railheads in Charleston, South Carolina, and Wilmington, North Carolina.  The Wilmington and Raleigh Railroad Company was solely owned by Commodore Cornelius Vanderbilt.  Commodore Vanderbilt had not insured either vessel and made no effort to locate or salvage the S.S. North Carolina after its sinking.  His heirs have also never searched for or asserted any claim of title to the vessel or its contents.

Marex, the company’s Joint Venture partner, had originally located the Vessel in 1996, and filed a complaint in admiralty with the U.S. District Court for the Southern District of Georgia in 1997, with the case number CV-496-194.  In 1996, Marex was appointed custodian and recovered some artifacts and coins, before abandoning the site of the shipwreck in the late 1990s.

The Joint Venture has revisited the shipwreck and has found no evidence of any salvage operations for a very considerable time.  Endurance believes that there are other items that can be salvaged and filed a claim in U.S. Federal Court for the Middle District of Florida requesting, pursuant to admiralty law, that the shipwreck be arrested, that the Joint Venture be appointed substitute custodian of the shipwreck, and that the Joint Venture be awarded a salvage claim or title to the shipwreck and its cargo.

If the Joint Venture is appointed substitute custodian by the U.S. District Court of the Middle District of Florida, the Joint Venture will return to the site during the summer and fall months of this year to conduct additional surveying, and, if warranted, salvage operations of the shipwreck and its presumed cargo of passenger valuables, and mails which included “a large amount of gold,” according to newspaper accounts published at the time of the ship’s sinking.  See Fayetteville Observer, July 29, 1840.

Additional information, including video and sonar imagery will be posted to the Company’s website and Facebook page in the coming weeks.

www.eexpl.com

www.facebook.com/EnduranceExplorationGroup

Cautionary Information Regarding Forward-Looking Statements.

This Form 8-K and the attached press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K and in the attached press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated.  The information contained in this release is as of August 13, 2018.  Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K and attached press release as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: August 13, 2018	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

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